Investor Contact:                    Linda Hurt
                (817) 352-6452

Media Contact:                      John Ambler
             (817) 867-6407

Burlington Northern Santa Fe Reports
Fourth Quarter/Full Year 2009 Results

•	Quarterly earnings were $1.55 per diluted share, which included a tax benefit of $0.25 per share related to a fourth-quarter donation.
•	Compared to fourth-quarter 2008 earnings of $1.78 per diluted share

•	Quarterly freight revenues were $3.57 billion, which included a decrease in fuel surcharges of $388 million.
•	Compared to fourth-quarter 2008 freight revenues of $4.25 billion
•	Loads handled decreased 12 percent

•	Quarterly operating expenses were $2.79 billion, which included a decrease of $138 million related to lower fuel prices.
•	Compared to fourth-quarter 2008 operating expenses of $3.26 billion
•	Strong cost controls
•	Decreased unit volumes

•	Full-year 2009 earnings per diluted share were $5.01.
•	Compared to full-year 2008 earnings of $6.06 per diluted share

      FORT WORTH, Texas, January 21, 2010 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported quarterly earnings of $1.55 per diluted share, which included a tax benefit of $0.25 per share related to the fourth-quarter donation of a portion of a line segment located in Washington State.  This compared to fourth-quarter 2008 earnings of $1.78 per diluted share, which included a fuel surcharge lag benefit of about $200 million.

      “We have seen some improvement in volumes during the second half of 2009 and expect this gradual improvement to continue,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer.  “BNSF will continue to position itself to meet demand consistent with the pace of the economic recovery.  And as we look forward into 2010, we are preparing to become part of the Berkshire Hathaway family, pending shareholder approval in February.”

      Fourth-quarter 2009 freight revenues decreased $675 million, or 16 percent, to $3.57 billion compared with $4.25 billion in the prior year. The 16-percent decrease in revenues included a decrease in fuel surcharges of $388 million primarily driven by the unfavorable change in the fuel surcharge lag effect. The remaining variance was due to unit volumes, which were 12 percent lower as a result of the economic downturn, partially offset by improved yields.

      Coal revenues decreased $181 million, or 17 percent, to $886 million on lower unit volumes driven by soft demand primarily due to economic conditions, low seasonal burn and weather-related challenges, partially offset by approximately $30 million for contract settlements and adjustments with specific customers. Agricultural Products revenues of $822 million were down $16 million, or 2 percent. Improved unit volumes, primarily driven by strong soybean exports, and improved yields were more than offset by a decrease in fuel surcharges. Industrial Products revenues fell $197 million, or 21 percent, to $722 million, which included a decline in unit volumes driven primarily by lower demand for construction and building products, partially offset by improved yields. Consumer Products revenues declined $281 million, or 20 percent, to $1.14 billion, on lower volumes due to economic conditions, partially offset by improved yields.  Lower fuel surcharges impacted revenues in each of the business units.

      Operating expenses for the fourth quarter of 2009 were $2.79 billion, a 14-percent reduction compared with fourth-quarter 2008 operating expenses of $3.26 billion. The $471 million decrease in operating expenses was principally due to strong cost controls, decreased unit volumes and lower fuel prices.

      Full-year 2009 operating revenues were $14.0 billion compared to $18.0 billion for 2008.  The decrease in operating revenues included lower fuel surcharges of $2.0 billion.  Operating expenses for 2009 declined $3.4 billion, or 24 percent, over the prior year to $10.8 billion.  Approximately half of the $3.4 billion reduction was due to lower fuel prices.  The remaining decrease was due to strong cost controls and lower unit volumes.

Subsequent Event

      On January 11, 2010, BNSF transferred operations which completed the sale of a line segment in the State of Washington, which will result in a gain of $74 million, or $0.13  per diluted share in the first quarter of 2010.

      Burlington Northern Santa Fe Corporation’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world's top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulfur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

      BNSF will not be conducting a fourth quarter earnings conference call.

    Financial information follows:

Quarterly earnings were $1.55 per diluted share, which included a tax benefit of $0.25 per share related to a donation.

• Compared to fourth-quarter 2008 earnings of $1.78 per
  diluted share, which included a fuel surcharge lag benefit of about $200 million.

Fourth-quarter operating income for 2009 was $895 million. • Compared to fourth-quarter 2008 operating income of $1.12 billion.

Freight revenues decreased $675 million, or 16 percent, to $3.57 billion compared with the fourth quarter of 2008.

• Loads handled decreased 12 percent.

• Fuel surcharges declined by $388 million primarily driven
  by the unfavorable change in the fuel surcharge lag effect.

Operating expenses of $2.79 billion were $471 million, or 14 percent, lower than fourth quarter 2008.

• Strong cost controls.

• Decreased unit volumes.

• Lower fuel prices decreased fuel expense by $138 million.

Burlington Northern Santa Fe Corporation
Consolidated Income Information *
(Dollars in millions, except per share data)

	Three Months
	Ended December 31,		Year Ended December 31,
	2009	2008	2009		2008		2007
Operating revenues
Freight revenues	$3,570	$4,245	$13,588	(a)	$17,503		$15,349
Other revenues	111	128	428		515		453
Total operating revenues	3,681	4,373	14,016		18,018		15,802

Operating expenses
Compensation and benefits	917	937	3,481		3,884		3,773
Fuel	643	955	2,372		4,640		3,327
Purchased services	477	533	1,873		2,133		2,023
Depreciation and amortization	402	358	1,537		1,397		1,293
Equipment rents	186	219	777		901		942
Materials and other	161	255	714		1,151	(b)	958	(c)
Total operating expenses	2,786	3,257	10,754		14,106		12,316

Operating income	895	1,116	3,262		3,912		3,486
Interest expense	151	137	613	(d)	533		511
Other expense, net	3	-	8		11		18

Income before income taxes	741	979	2,641		3,368		2,957
Income tax expense (e)	205	364	920		1,253		1,128

Net income	$536	$615	$1,721		$2,115		$1,829

Diluted earnings per share	$1.55	$1.78	$5.01		$6.06		$5.06

Operating ratio (f)	74.9%	73.7%	76.0%		77.6%		77.3%

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

(a)	2009 includes a $66 million charge related to an unfavorable coal rate case decision.

(b)	Second quarter 2008 includes a $175 million increase in expense related to environmental matters in Montana.

(c)	2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.

(d)	2009 includes a net $32 million loss on interest rate hedges and $8 million related to an unfavorable coal rate case decision.

(e)	Fourth quarter 2009 includes a $0.25 per diluted share tax benefit related to a donation.

(f)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation
Consolidated Income Information 2009 *
(Dollars in millions, except per share data)

					2009
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Operating revenues
Freight revenues (a)	$3,312	$3,217	$3,489	$3,570	$13,588
Other revenues	112	99	106	111	428
Total operating revenues	3,424	3,316	3,595	3,681	14,016

Operating expenses
Compensation and benefits	868	824	872	917	3,481
Fuel	614	509	606	643	2,372
Purchased services	477	466	453	477	1,873
Depreciation and amortization	370	379	386	402	1,537
Equipment rents	201	196	194	186	777
Materials and other	225	145	183	161	714
Total operating expenses	2,755	2,519	2,694	2,786	10,754

Operating income	669	797	901	895	3,262
Interest expense (b)	198	137	127	151	613
Other expense, net	3	1	1	3	8

Income before income taxes	468	659	773	741	2,641
Income tax expense (c)	175	255	285	205	920

Net income	$293	$404	$488	$536	$1,721

Diluted earnings per share	$0.86	$1.18	$1.42	$1.55	$5.01

Operating ratio (d)	79.8%	75.2%	74.2%	74.9%	76.0%

*	Certain interim period amounts have been reclassified to conform to the current period presentation.

(a)
First quarter includes a $96 million charge related to an unfavorable coal rate case decision. Third quarter includes a $30 million favorable adjustment to the charge taken in the first quarter related to the unfavorable coal rate case decision.

(b)
First quarter includes a $42 million loss on interest rate hedges and $9 million related to an unfavorable coal rate case decision.  Second quarter includes a $10 million gain on interest rate hedges and third quarter includes a $1 million favorable adjustment related to the charge taken in the first quarter related to the unfavorable coal rate case decision.

(c)	Fourth quarter 2009 includes a $0.25 per diluted share tax benefit related to a donation.

(d)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation
Consolidated Income Information 2008 *
(Dollars in millions, except per share data)

					2008
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Operating revenues
Freight revenues	$4,143	$4,349	$4,766	$4,245	$17,503
Other revenues	118	129	140	128	515
Total operating revenues	4,261	4,478	4,906	4,373	18,018

Operating expenses
Compensation and benefits	983	951	1,013	937	3,884
Fuel	1,045	1,291	1,349	955	4,640
Purchased services	524	539	537	533	2,133
Depreciation and amortization	341	349	349	358	1,397
Equipment rents	230	223	229	219	901
Materials and other (a)	263	411	222	255	1,151
Total operating expenses	3,386	3,764	3,699	3,257	14,106

Operating income	875	714	1,207	1,116	3,912
Interest expense	134	140	122	137	533
Other expense, net	−	5	6	−	11

Income before income taxes	741	569	1,079	979	3,368
Income tax expense	286	219	384	364	1,253

Net income	$455	$350	$695	$615	$2,115

Diluted earnings per share	$1.29	$1.00	$1.99	$1.78	$6.06

Operating ratio (b)	78.9%	83.6%	74.7%	73.7%	77.6%

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.
(a)	Second quarter includes a $175 million increase in expense related to environmental matters in Montana.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation
Consolidated Balance Sheet Information *
(Dollars in millions, except per share amounts)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$1,269	$633
Accounts receivable, net	787	847
Materials and supplies	633	525
Current portion of deferred income taxes	290	442
Other current assets	277	218
Total current assets	3,256	2,665

Property and equipment, net	32,294	30,847

Other assets	3,125	2,891

Total assets	$38,675	$36,403

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$2,695	$3,190
Long-term debt due within one year	644	456
Total current liabilities	3,339	3,646

Long-term debt	9,691	9,099
Deferred income taxes	9,322	8,590
Casualty and environmental liabilities	899	959
Pension and retiree health and welfare liability	783	1,047
Other liabilities	1,843	1,931
Total liabilities	25,877	25,272

Stockholders' equity:
Common stock and additional paid-in capital	7,781	7,636
Retained earnings	13,941	12,764
Treasury stock and other	(8,924)	(9,269)
Total stockholders' equity	12,798	11,131

Total liabilities and stockholders' equity	$38,675	$36,403

Book value per share	$37.56	$32.82
Common shares outstanding (in millions)	340.7	339.2

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Consolidated Cash Flow Information *
(in millions)

	Three Months
	Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008	2007
Operating activities

Net income	$536	$615	$1,721	$2,115	$1,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	402	358	1,537	1,397	1,293
Deferred income taxes	154	169	612	417	280
Long-term casualty and environmental liabilities, net	(59)	(31)	(90)	150	26
Other, net	(226)	27	(210)	66	162
Changes in accounts receivable sales program	−	(528)	(50)	(250)	−
Other changes in working capital	(32)	64	(107)	82	(98)

Net cash provided by operating activities	775	674	3,413	3,977	3,492

Investing activities

Capital expenditures excluding equipment	(322)	(463)	(1,991)	(2,167)	(2,248)
Acquisition of equipment	(118)	(273)	(733)	(949)	(745)
Proceeds from sale of equipment financed	−	158	368	348	778
Construction costs for facility financing obligation	(1)	(26)	(37)	(64)	(37)
Other, net	(77)	(88)	(244)	(241)	(163)

Net cash used for investing activities	(518)	(692)	(2,637)	(3,073)	(2,415)

Financing activities

Net (payments) borrowings	(56)	557	296	772	234
Dividends paid	(137)	(137)	(546)	(471)	(380)
Purchase of BNSF common stock	(1)	(269)	(16)	(1,147)	(1,265)
Proceeds from stock options exercised	33	4	59	91	142
Proceeds from facility financing obligation	−	18	51	68	41
Other, net	12	2	16	86	106

Net cash (used for) provided by financing activities	(149)	175	(140)	(601)	(1,122)
Increase (decrease) in cash and cash equivalents	108	157	636	303	(45)

Cash and cash equivalents:
Beginning of period	1,161	476	633	330	375
End of period	$1,269	$633	$1,269	$633	$330

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Consolidated Cash Flow Information
(in millions)

					2009
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Operating activities

Net income	$293	$404	$488	$536	$1,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	370	379	386	402	1,537
Deferred income taxes	90	168	200	154	612
Long-term casualty and environmental liabilities, net	(1)	(29)	(1)	(59)	(90)
Other, net	49	(34)	1	(226)	(210)
Changes in accounts receivable sales program	(50)	−	−	−	(50)
Other changes in working capital	(17)	(100)	42	(32)	(107)

Net cash provided by operating activities	734	788	1,116	775	3,413

Investing activities

Capital expenditures excluding equipment	(462)	(620)	(587)	(322)	(1,991)
Acquisition of equipment	(286)	(170)	(159)	(118)	(733)
Proceeds from sale of equipment financed	368	−	−	−	368
Construction costs for facility financing obligation	(13)	(18)	(5)	(1)	(37)
Other, net	2	(98)	(71)	(77)	(244)

Net cash used for investing activities	(391)	(906)	(822)	(518)	(2,637)

Financing activities

Net (payments) borrowings	(251)	96	507	(56)	296
Dividends paid	(136)	(137)	(136)	(137)	(546)
Purchase of BNSF common stock	(4)	(8)	(3)	(1)	(16)
Proceeds from stock options exercised	8	4	14	33	59
Proceeds from facility financing obligation	15	36	−	−	51
Other, net	2	1	1	12	16

Net cash (used for) provided by financing activities	(366)	(8)	383	(149)	(140)
(Decrease) increase in cash and cash equivalents	(23)	(126)	677	108	636

Cash and cash equivalents:
Beginning of period	633	610	484	1,161	633
End of period	$610	$484	$1,161	$1,269	$1,269

Burlington Northern Santa Fe Corporation
Operating Statistics *

	Three Months
	Ended December 31,		Year Ended December 31,
	2009	2008	2009		2008		2007
Revenue Statistics

Cars / units (in thousands)	2,112	2,409	8,418		9,994		10,318

Average revenue per car / unit	$1,690	$1,762	$1,622	(a)	$1,751		$1,488

Average length of haul (miles)	1,128	1,097	1,108		1,090		1,079

Revenue ton miles (in millions)	150,047	161,941	593,573		664,384		657,572

Freight revenue / thousand GTM	$14.31	$15.65	$13.87	(a)	$15.63		$13.69

Freight revenue / thousand RTM	$23.79	$26.21	$23.00	(a)	$26.34		$23.34

Operating / Productivity Statistics

Operating Expense
Gross ton miles (in millions)	249,476	271,252	984,120		1,119,616		1,121,255

Operating expense / thousand GTM	$11.17	$12.01	$10.93		$12.60	(b)	$10.98	(c)

Thousand GTM / average employee	6,948	6,660	26,339		27,360		27,058

Compensation
Average employees	35,908	40,729	37,363		40,922		41,439

Compensation and benefits / average employee	$25,542	$23,025	$93,153		$94,923		$91,054

Compensation and benefits / thousand GTM	$3.68	$3.45	$3.54		$3.47		$3.36

Fuel (d)
GTM / gallon of fuel	837	782	821		791		778

Gallons of fuel used (in millions)	298	347	1,198		1,415		1,442

Average price per gallon of fuel (e)	$2.07	$2.63	$1.89		$3.16		$2.22

Velocity
Locomotive miles per day	311.1	292.6	307.9		296.6		299.5

Car miles per day	231.3	219.7	230.0		207.1		198.2

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

(a)
Coal revenues on a GAAP basis were $3,564 million for the year ended December 31, 2009. However, for comparative purposes the table above excludes (from coal revenues and from the computation of amounts derived therefrom) a $66 million unfavorable impact related to a coal rate case decision for the year ended December 31, 2009.

(b)	Second quarter 2008 includes a $175 million increase in expense related to environmental matters in Montana.

(c)	2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.

(d)	Fuel statistics are based on locomotive diesel fuel.

(e)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation
Operating Statistics
					2009
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Revenue Statistics

Cars / units (in thousands)	2,128	2,041	2,137	2,112	8,418

Average revenue per car / unit (a)	$1,602	$1,576	$1,619	$1,690	$1,622

Average length of haul (miles)	1,099	1,110	1,096	1,128	1,108

Revenue ton miles (in millions)	149,148	143,703	150,675	150,047	593,573

Freight revenue / thousand GTM (a)	$13.80	$13.50	$13.88	$14.31	$13.87

Freight revenue / thousand RTM (a)	$22.85	$22.39	$22.96	$23.79	$23.00

Operating / Productivity Statistics

Operating Expense
Gross ton miles (in millions)	247,008	238,376	249,260	249,476	984,120

Operating expense / thousand GTM	$11.15	$10.57	$10.81	$11.17	$10.93

Thousand GTM / average employee	6,421	6,320	6,672	6,948	26,339

Compensation
Average employees	38,468	37,715	37,359	35,908	37,363

Compensation and benefits / average employee	$22,561	$21,848	$23,326	$25,542	$93,153

Compensation and benefits / thousand GTM	$3.51	$3.46	$3.49	$3.68	$3.54

Fuel (b)
GTM / gallon of fuel	777	816	860	837	821

Gallons of fuel used (in millions)	318	292	290	298	1,198

Average price per gallon of fuel (c)	$1.85	$1.65	$1.99	$2.07	$1.89

Velocity
Locomotive miles per day	298.6	310.9	312.1	311.1	307.9

Car miles per day	224.0	236.1	229.2	231.3	230.0

(a)
Coal revenues on a GAAP basis were $863 million and $940 million for the three month periods ended March 31, 2009 and September 30, 2009, respectively. However, for comparative purposes the table above excludes (from coal revenues and from the computation of amounts derived therefrom) a $96 million unfavorable and $30 million favorable impact related to a coal rate case decision for the three month periods ended March 31, 2009 and September 30, 2009, respectively.

(b)	Fuel statistics are based on locomotive diesel fuel.
(c)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity

	Three Months							08-09
	Ended December 31,		Percent		Year Ended December 31,			Percent
Revenues (in millions)	2009	2008	Change		2009	2008	2007	Change

Domestic Intermodal	$557	$681	(18.2	) %	$2,110	$2,830	$2,541	(25.4	) %
International Intermodal	486	626	(22.4)		1,869	2,721	2,627	(31.3)
Automotive	97	114	(14.9)		337	513	496	(34.3)
Total Consumer Products	1,140	1,421	(19.8)		4,316	6,064	5,664	(28.8)

Coal (a)	886	1,067	(17.0)		3,630	3,970	3,279	(8.6)
Industrial Products	722	919	(21.4)		2,874	4,028	3,684	(28.6)
Agricultural Products	822	838	(1.9)		2,834	3,441	2,722	(17.6)
Total freight revenue	3,570	4,245	(15.9)		13,654	17,503	15,349	(22.0)
Other revenue	111	128	(13.3)		428	515	453	(16.9)
Total revenues	$3,681	$4,373	(15.8	) %	$14,082	$18,018	$15,802	(21.8	) %

Cars/units (in thousands)
Domestic Intermodal	478	534	(10.5	) %	1,859	2,132	2,097	(12.8	) %
International Intermodal	493	599	(17.7)		1,954	2,542	2,886	(23.1)
Automotive	28	30	(6.7)		98	144	166	(31.9)
Total Consumer Products	999	1,163	(14.1)		3,911	4,818	5,149	(18.8)

Coal	570	648	(12.0)		2,390	2,516	2,472	(5.0)
Industrial Products	284	353	(19.5)		1,172	1,598	1,664	(26.7)
Agricultural Products	259	245	5.7		945	1,062	1,033	(11.0)
Total cars/units	2,112	2,409	(12.3	) %	8,418	9,994	10,318	(15.8	) %

Average revenue per car/unit
Domestic Intermodal	$1,165	$1,275	(8.6	) %	$1,135	$1,327	$1,212	(14.5	) %
International Intermodal	986	1,045	(5.6)		956	1,070	910	(10.7)
Automotive	3,464	3,800	(8.8)		3,439	3,563	2,988	(3.5)
Total Consumer Products	1,141	1,222	(6.6)		1,104	1,259	1,100	(12.3)

Coal (a)	1,554	1,647	(5.6)		1,519	1,578	1,326	(3.7)
Industrial Products	2,542	2,603	(2.3)		2,452	2,521	2,214	(2.7)
Agricultural Products	3,174	3,420	(7.2)		2,999	3,240	2,635	(7.4)
Average revenue per car/unit	$1,690	$1,762	(4.1	) %	$1,622	$1,751	$1,488	(7.4	) %

Revenue ton miles (in millions)
Domestic Intermodal	12,374	13,604	(9.0	) %	48,520	54,555	52,492	(11.1	) %
International Intermodal	15,665	16,748	(6.5)		60,489	74,942	82,526	(19.3)
Automotive	1,040	1,068	(2.6)		3,733	5,304	6,123	(29.6)
Total Consumer Products	29,079	31,420	(7.5)		112,742	134,801	141,141	(16.4)

Coal	66,314	75,943	(12.7)		280,287	291,513	280,365	(3.9)
Industrial Products	21,893	25,069	(12.7)		87,206	113,125	117,338	(22.9)
Agricultural Products	32,761	29,509	11.0		113,338	124,945	118,728	(9.3)
Total revenue ton miles	150,047	161,941	(7.3	) %	593,573	664,384	657,572	(10.7	) %

Freight revenue per thousand ton miles
Domestic Intermodal	$45.01	$50.06	(10.1	) %	$43.49	$51.87	$48.41	(16.2	) %
International Intermodal	31.02	37.38	(17.0)		30.90	36.31	31.83	(14.9)
Automotive	93.27	106.74	(12.6)		90.28	96.72	81.01	(6.7)
Total Consumer Products	39.20	45.23	(13.3)		38.28	44.98	40.13	(14.9)

Coal (a)	13.36	14.05	(4.9)		12.95	13.62	11.70	(4.9)
Industrial Products	32.98	36.66	(10.0)		32.96	35.61	31.40	(7.4)
Agricultural Products	25.09	28.40	(11.7)		25.00	27.54	22.93	(9.2)
Freight revenue per thousand ton miles	$23.79	$26.21	(9.2	) %	$23.00	$26.34	$23.34	(12.7	) %

(a) Coal revenues on a GAAP basis were $3,564 million for the year ended December 31, 2009. For comparative purposes, the table above excludes the impact related to the coal rate decision (see note (a) on page 11).

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity
					2009
	1st	2nd	3rd	4th	Full
Revenues (in millions)	Quarter	Quarter	Quarter	Quarter	Year

Domestic Intermodal	$515	$512	$526	$557	$2,110
International Intermodal	462	444	477	486	1,869
Automotive	74	82	84	97	337
Total Consumer Products	1,051	1,038	1,087	1,140	4,316

Coal (a)	959	875	910	886	3,630
Industrial Products	719	686	747	722	2,874
Agricultural Products	679	618	715	822	2,834
Total freight revenue	3,408	3,217	3,459	3,570	13,654
Other revenue	112	99	106	111	428
Total revenues	$3,520	$3,316	$3,565	$3,681	$14,082

Cars/units (in thousands)
Domestic Intermodal	458	460	463	478	1,859
International Intermodal	497	474	490	493	1,954
Automotive	21	24	25	28	98
Total Consumer Products	976	958	978	999	3,911

Coal	627	589	604	570	2,390
Industrial Products	298	282	308	284	1,172
Agricultural Products	227	212	247	259	945
Total cars/units	2,128	2,041	2,137	2,112	8,418

Average revenue per car/unit
Domestic Intermodal	$1,124	$1,113	$1,136	$1,165	$1,135
International Intermodal	930	937	973	986	956
Automotive	3,524	3,417	3,360	3,464	3,439
Total Consumer Products	1,077	1,084	1,111	1,141	1,104

Coal (a)	1,530	1,486	1,507	1,554	1,519
Industrial Products	2,413	2,433	2,425	2,542	2,452
Agricultural Products	2,991	2,915	2,895	3,174	2,999
Average revenue per car/unit	$1,602	$1,576	$1,619	$1,690	$1,622

Revenue ton miles (in millions)
Domestic Intermodal	11,867	12,125	12,154	12,374	48,520
International Intermodal	14,700	14,959	15,165	15,665	60,489
Automotive	793	940	960	1,040	3,733
Total Consumer Products	27,360	28,024	28,279	29,079	112,742

Coal	73,245	69,475	71,253	66,314	280,287
Industrial Products	21,301	21,060	22,952	21,893	87,206
Agricultural Products	27,242	25,144	28,191	32,761	113,338
Total revenue ton miles	149,148	143,703	150,675	150,047	593,573

Freight revenue per thousand ton miles
Domestic Intermodal	$43.40	$42.23	$43.28	$45.01	$43.49
International Intermodal	31.43	29.68	31.45	31.02	30.90
Automotive	93.32	87.23	87.50	93.27	90.28
Total Consumer Products	38.41	37.04	38.44	39.20	38.28

Coal (a)	13.09	12.59	12.77	13.36	12.95
Industrial Products	33.75	32.57	32.55	32.98	32.96
Agricultural Products	24.92	24.58	25.36	25.09	25.00
Freight revenue per thousand ton miles	$22.85	$22.39	$22.96	$23.79	$23.00

(a) Coal revenues on a GAAP basis were $863 million and $940 million for the three month periods ended March 31, 2009 and September 30, 2009, respectively. However, for comparative purposes the table above excludes (from coal revenues and from the computation of amounts derived therefrom) a $96 million unfavorable and $30 million favorable impact related to a coal rate case decision for the three month periods ended March 31, 2009 and September 30, 2009, respectively.

Burlington Northern Santa Fe Corporation
Capital Expenditures *

	Three Months
	Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008	2007
Capital expenditures excluding equipment (in millions)
Engineering
Rail	$34	$89	$416	$429	$376
Ties	36	69	391	358	316
Surfacing	50	45	252	230	235
Other	127	138	546	544	432
Total engineering	247	341	1,605	1,561	1,359
Mechanical	21	52	107	168	141
Other	22	46	110	133	105
Total replacement capital	290	439	1,822	1,862	1,605

Information services	24	12	83	83	75
Terminal and line expansion	8	12	86	222	568
Total capital expenditures excluding equipment	$322	$463	$1,991	$2,167	$2,248

Acquisition of equipment	$118	$273	$733	$949	$745

Track miles of rail laid
Replacement capital	54	186	904	885	773
Expansion projects	2	5	19	48	183
Total	56	191	923	933	956

Cross ties inserted (thousands)
Replacement capital	182	651	3,284	3,038	2,708
Expansion projects	4	9	26	129	418
Total	186	660	3,310	3,167	3,126

Track resurfaced (miles)	2,833	2,397	15,456	13,005	11,687

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Capital Expenditures *

					2009
	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Capital expenditures excluding equipment (in millions)
Engineering
Rail	$110	$138	$134	$34	$416
Ties	87	144	124	36	391
Surfacing	42	78	82	50	252
Other	108	157	154	127	546
Total engineering	347	517	494	247	1,605
Mechanical	37	25	24	21	107
Other	28	30	30	22	110
Total replacement capital	412	572	548	290	1,822

Information services	19	24	16	24	83
Terminal and line expansion	31	24	23	8	86
Total capital expenditures excluding equipment	$462	$620	$587	$322	$1,991

Acquisition of equipment	$286	$170	$159	$118	$733

Track miles of rail laid
Replacement capital	205	318	327	54	904
Expansion projects	12	-	5	2	19
Total	217	318	332	56	923

Cross ties inserted (thousands)
Replacement capital	769	1,223	1,110	182	3,284
Expansion projects	10	3	9	4	26
Total	779	1,226	1,119	186	3,310

Track resurfaced (miles)	2,351	5,015	5,257	2,833	15,456

*	Certain interim period amounts have been reclassified to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Outstanding Debt
(Dollars in millions)

	December 31,
	2009	2008

Notes and debentures, weighted average rate of 6.0 percent, due 2010 to 2097 *	$8,095	$7,593

Equipment obligations, weighted average rate of 6.2 percent, due 2010 to 2027	271	244

Capitalized lease obligations, weighted average rate of 5.5 percent, due 2010 to 2028	1,589	1,281

Mortgage bonds, weighted average rate of 5.9 percent, due 2010 to 2047	94	97

Financing obligations, weighted average rate of 6.2 percent, due 2010 to 2028	323	278

Commercial paper	-	100

Unamortized discount and other, net	(37)	(38)

Total outstanding debt	10,335	9,555

Less: current portion of long-term debt	(644)	(456)

Long-term debt	$9,691	$9,099

*	Notes and debentures include a fair value adjustment increase for hedges of $26 million and $73 million at December 31, 2009 and 2008, respectively.